EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-137628) of Shamir Optical Industry Ltd. of our report dated June 26, 2007, with respect to the consolidated financial statements of Shamir Optical Industry Ltd., included in its Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on June 26, 2007.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
June 26, 2007	A Member of Ernst & Young Global